                                                                 Exhibit 3.1(a)


                        The Commonwealth of Massachusetts
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108
                            ARTICLES OF ORGANIZATION
                              (Under G.L Ch. 156B)
                                  Incorporators

   NAME                                           POST OFFICE ADDRESS

Include given name in full in case of natural persons: in case of a corporation, give state of incorporation.

   Laura C. Glynn                             c/o Choate, Hall & Stewart
                                                  Exchange Place
                                                  53 State Street
                                                  Boston, MA 02109

      The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

      1. The name by which the corporation shall be known is:

            Boston Private Bancorp, Inc.

      2. The purpose for which the corporation is formed is as follows:

            To engage in activities permitted to bank holding companies under the Bank Holding Company Act of 1956 (12 U.S.C. 1841 et.seq.), as amended and in force from time to time, and regulations thereunder, including but not limited to the ownership of substantially all the shares of stock of Boston Private Bank and Trust Company; and

            To engage in any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to hereinabove.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.
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3.    The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

--------------------------------------------------------------------------------
                   WITHOUT PAR VALUE                   WITH PAR VALUE
CLASS OF STOCK    -------------------------------------------------------------
                    NUMBER OF SHARES      NUMBER OF SHARES      PAR      AMOUNT
                                                               VALUE
--------------------------------------------------------------------------------
  Preferred                --                                         $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Common                  --                 4,000,000        $1.00   4,000,000
--------------------------------------------------------------------------------

*4 If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                        See Continuation Sheet 4A attached hereto and incorporated by reference herein

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

            N/A

*6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.

                        See Continuation Sheets 6A through 6E attached hereto and incorporated by reference herein

                              CONTINUATION SHEET 4A

                            Article 4: Capital Stock

      A description of the different classes and series of the corporation's capital stock and a statement of the designations and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

      Section 4.1 Common Stock. Except as provided by law or in this Article 4 (or in any supplementary sections hereto or in any certificate of establishment of any series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one (1) vote on all matters for each share held by such holder. There shall be no cumulative voting rights in the election of directors.

      In the event of any liquidation, dissolution or winding up of the corporation, the holders of the common stock, and of any class or series of stock entitled to participate in whole or in part therewith as to the distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the corporation, to receive the remaining assets of the corporation available for distribution, in cash or in kind, in proportion to their holdings.

      Section 4.2 Preemptive Rights. Stockholders shall have preemptive rights to acquire unissued or treasury shares of common stock or securities convertible into such shares or carrying a right to subscribe to or acquire such shares which are issued by the corporation in a public offering or private placement of such securities, the aggregate sales price of which is equal to or greater than $1.0 million. Only stockholders of record on the date of commencement of such public offering or private placement shall be entitled to exercise such preemptive rights. Such stockholders of record shall be entitled to subscribe for and purchase such securities in the proportion in which their holdings of stock in the corporation bear to the total issued and outstanding capital stock of the corporation at the time of the commencement of the public offering or private placement. The preemptive rights provided herein shall be deemed waived by any stockholder who does not exercise his preemptive right and purchase such securities within thirty (30) days following receipt of notice in writing from the corporation stating the price, terms and other conditions of the issuance and sale of such securities, which shall be no less favorable than those specified in the public offering or private placement, as the case may be, and inviting him to exercise his preemptive rights.

                              CONTINUATION SHEET 6A

                       Article 6: Other Lawful Provisions

      Section 6.1 Directors. The corporation shall be under the direction of a Board of Directors. The number of directors shall be determined in the manner provided in the by-laws, but shall not be fewer nor more than permitted by law. The names of the original directors under these Articles, together with the year of expiration of their respective terms, are set forth in Article 9b. Each member of the Board of Directors shall be elected annually. Those persons whose names are listed in Article 9b hereto serving as directors of the corporation on the date of adoption of these Articles shall continue to serve for the terms specified in Article 9b hereto and until their successors are elected and qualified, unless they sooner resign, retire, die or are removed.

      Any director (including any person elected by directors to fill vacancies in the Board of Directors) may be removed from office only as follows: (i) with or without cause by an affirmative vote of the holders of at least a majority of the then outstanding shares of capital stock, or (ii) for cause by an affirmative vote of a majority of the members of the Board of Directors then in office. A director may be removed for cause only after reasonable notice and an opportunity to be heard before the body proposing to remove him.

      Section 6.2 Transactions with Interested Persons. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization with which one or more of its directors or officers are directors or officers, or have a financial or other interest, shall be void or voidable solely for this reason, or solely because any such director (as used in this Section 6.2, an "interested director") or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, nor shall any such director or officer be under any liability to the corporation on account of any such contract or transaction if:

            (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee authorized the contract or transaction by the affirmative vote of a majority of the directors who are not interested directors (as used in this Section 6.2, "disinterested directors"), even though the disinterested directors be less than a quorum; or

                              CONTINUATION SHEET 6B

      (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by a vote of the stockholders; or

      (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

      Interested or disinterested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction, and if they are stockholders, their votes may be counted for the purpose of a stockholder vote approving such contract or transaction.

      Section 6.3 Indemnification. The corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a director, officer, employee or agent of the corporation, or at its request as a director, officer, employee, agent or trustee of any organization in which the corporation directly or indirectly owns shares or of which it is a creditor, or at its request in any capacity with respect to any employee benefit plan, against all liabilities and expenses, including amounts paid in satisfaction or judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his serving or having served in such capacity, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employment benefit plan); provided, however, that as to any matter disposed of by a compromise payment by such director, officer, employee, agent or trustee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise and indemnification therefor shall be approved:

            (i) by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined);

            (ii) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting of all the disinterested directors;

                              CONTINUATION SHEET 6C

            (iii) If there are not two or more disinterested directors in office, then by a majority of the directors then in office, provided they have obtained an opinion in writing of special independent legal counsel appointed by a majority of the directors to the effect that, based upon a reasonable investigation of the relevant facts as described in such opinion, such director, officer, employee, agent or trustee appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employees benefit plan);

            (iv) by the holders of a majority of the shares of stock entitled to vote for the election of directors, which majority may include interested directors and officers; or

            (v) by a court of competent jurisdiction.

The notice of any meeting of the directors or any committee thereof or the stockholders and any waiver of such notice shall specify indemnification as one of the purposes of such meeting.

      If authorized in the manner specified above for compromise payments, expenses (including counsel fees) reasonably incurred by any such director, officer, employee, agent or trustee in connection with the defense or disposition of any such action, suit or other proceeding, may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of (a) an affidavit of such individual or his good faith belief that he has met the standard of conduct necessary for indemnification under this Section
6.3. and (b) an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized by law or under this Section 6.3, which undertaking may be accepted by the corporation without reference to the financial ability of such person to make repayment.

      If both the corporation and any director, officer, employees agent or trustee are parties to an action, suit or proceeding (other than an action or suit by or in the right of the corporation to procure a judgment in its favor), counsel representing the corporation therein may also represent such director, officer, employee, agent or trustee (unless such dual representation would involve such counsel in a conflict of interest in violation of applicable principles of professional ethics), and the corporation shall pay all fees and expenses of such counsel incurred during the period of dual representation other than those, if any, which would not have been incurred if counsel were representing only the corporation; and any

                              CONTINUATION SHEET 6D

allocation made in good faith by such counsel of fees and disbursements payable under this paragraph by the corporation versus fees and disbursements payable by any director, officer, employee, agent or trustee shall be final and binding upon the corporation and such director, officer, employee, agent or trustee.

      The right of indemnification hereby provided shall not be exclusive of nor affect any other rights to which any such director, officer, employee, agent or trustee may be entitled. Nothing contained in this Section 6.3 shall affect any rights to indemnification to which corporation personnel other than such directors, officers, employees, agents or trustees may be entitled by contract, by vote to the Board of Directors, or otherwise under law.

      The corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee, agent or trustee of any subsidiary, or was or is serving at the request of the corporation in any capacity with respect to any employee benefit plan, against any liability asserted against, and incurred by, such person in any capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability by law or under the provisions of this Section 6.3. The obligation to indemnify and reimburse set forth in this Section 6.3, if applicable, shall be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.

      As used in this Section 6.3, the terms "director", "officer", "employee", "agent" and "trustee" include their respective heirs, executors and administrators, an "interested" director or officer is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds are then pending, and a "disinterested" director or officer is any director or officer who is not an interested director.

      If any term or provision of this Section 6.3, or the application thereof to any person or circumstances, shall to any extent be held invalid or unenforceable, the remainder of this Section 6.3, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Section 6.3 shall be held valid and be enforced to the fullest extent permitted by law.

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                              CONTINUATION SHEET 6E

      Section 6.4. Limitation of liability. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 61 or 62 or any successor or amendatory provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

      Section 6.5. Acting as a Partner. the corporation may be a partner in any business enterprise which it would have power to conduct by itself.

      Section 6.6. Stockholders Meetings. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholder. Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

      Section 6.7. Call of Special Meetings. Special meetings of the stockholders shall be called by the President or by the Board of Directors.

      Section 6.8. Amendment of By-Laws. The By-Laws may be amended at any time by a majority of the full Board of Directors subject to repeal or change by vote of the holders of a majority of the shares of capital stock issued and outstanding.

      Section 6.9. Amendment of Articles of Organization. No amendment, addition, alteration, change or repeal of these Articles of Organization shall be made, unless the same is first approved by the affirmative vote of at least a majority of the directors of the corporation then in office, and thereafter approved by the stockholders by an affirmative vote of not less than two thirds of the total votes eligible to be cast at a duly constituted meeting, or, in the case of Articles 1 or 3 of these Articles, by an affirmative vote of not less than a majority of the total votes eligible to be case at a duly constituted meeting. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal and/or as the Secretary of State may specify.

                              CONTINUATION SHEET 9A

      9b. The name, residence, post office address and year that term of office expires of each of the initial directors of the corporation are as follows:

                                                   Post
                                                   Office
Name                 Residence                     Address         Term
----                 ---------                     -------         ----

Robert H. Bradley    56 Beverly Road               Same            1988
                     Wellesley, MA 02181

Richard S. Vokey     1250 Lowell Road              Same            1988
                     Concord, MA 01742

5627G

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date. (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

      a. The post office address of the initial principal office of the corporation of Massachusetts is:

                One Winthrop Square, Boston, Massachusetts 02110

      b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

            NAME                      RESIDENCE              POST OFFICE ADDRESS

President:  Robert H. Bradley         56 Beverly Road                Same
                                      Wellesley, MA 02181

Treasurer:  Richard S. Vokey          1250 Lowell Road               Same
                                      Concord, MA 01742

Clerk:      Harold Jacobi, III        49 Bridge Road                 Same
                                      Sudbury, MA 01776

Directors: See Continuation Sheet 9A attached hereto and incorporated by reference herein.

      c. The date initially adopted on which the corporation's fiscal year ends is:
                              December 31st

      d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:
                              Last Wednesday in May

      e. The name and business address of the resident agent, if any, of the corporation is:
                              None

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 1st day of September 1987


          /s/ Laura C. Glynn
          ----------------------------------------------------------------------
          Laura C. Glynn, Sole Incorporator
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12
                     ======================================

      I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles: and the filing fee in the amount of $2,000.00 having been paid, said articles are deemed to have been filed with me this 2nd day of September 1987

Effective date

                            /s/ Michael J. Connolly

                            MICHAEL JOSEPH CONNOLLY
                              Secretary of State


PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT TO BE FILLED IN BY CORPORATION

      TO:

            Laura C. Glynn, Esquire
            CHOATE, HALL & STEWART
      ----------------------------------
            Exchange Place
            53 State Street
      ----------------------------------

            Boston, MA 02109
      ----------------------------------

      Telephone (617) 227-5020
      ----------------------------------

FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $150 General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.

                                                                     Copy Mailed